Exhibit 99.1
Fluence Energy, Inc. Reports Record Performance in 2024 and Initiates 2025 Guidance

ARLINGTON, Va., November 25, 2024 (GLOBE NEWSWIRE) – Fluence Energy, Inc. (Nasdaq: FLNC) (“Fluence” or the “Company”), a global market leader delivering intelligent energy storage, operational services, and asset optimization software, today announced its results for the three months and full fiscal year ended September 30, 2024.
Fiscal Year 2024 Financial Highlights
•Record revenue for fiscal year 2024 of approximately $2.7 billion and revenue for the fourth quarter of approximately $1.2 billion, representing an increase of approximately 22% from fiscal year 2023 and an increase of approximately 82% from the same quarter last year, respectively.
•GAAP gross profit margin improved to approximately 12.6% and 12.8% for fiscal year 2024 and the fourth quarter, respectively, compared to approximately 6.4% and 11.3% for fiscal year 2023 and the same quarter last year, respectively, reflecting the Company's continued focus on ongoing profit improvement strategies.
•Net income of approximately $30.4 million and $67.7 million for fiscal year 2024 and the fourth quarter, respectively, improved from a net loss of approximately $104.8 million and net income of approximately $4.8 million, for fiscal year 2023 and the same quarter last year, respectively.
•Adjusted EBITDA1 of approximately $78.1 million and $86.9 million for fiscal year 2024 and the fourth quarter, respectively, improved from approximately negative $61.4 million and $19.8 million for fiscal year 2023 and the same quarter last year, respectively.
•Quarterly order intake of approximately $1.2 billion, compared to approximately $737 million for the same quarter last year.
•Backlog2 increased to approximately $4.5 billion as of September 30, 2024, compared to approximately $2.9 billion as of September 30, 2023.
Financial Position
•Total Cash3 of approximately $518.7 million as of September 30, 2024, representing an increase of approximately $56.0 million from September 30, 2023.
•Net cash provided by operating activities was approximately $79.7 million, compared to approximately negative $111.9 million for fiscal year 2023.
•Free cash flow1 was approximately $71.6 million, compared to approximately negative $114.9 million for fiscal year 2023.
Fiscal Year 2025 Outlook
The Company is initiating fiscal year 2025 guidance as follows:
1 Non-GAAP Financial Metric. See the section below titled “Non-GAAP Financial Measures” for more information regarding the Company's use of non-GAAP financial measures, as well as a reconciliation to the most directly comparable financials measure stated in accordance with GAAP.
2 Backlog represents the unrecognized revenue value of our contractual commitments, which include deferred revenue and amounts that will be billed and recognized as revenue in future periods. The Company’s backlog may vary significantly each reporting period based on the timing of major new contractual commitments and the backlog may fluctuate with currency movements. In addition, under certain circumstances, the Company’s customers have the right to terminate contracts or defer the timing of its services and their payments to the Company.
3 Total cash includes Cash and cash equivalents + Restricted Cash + Short term investments.

•Revenue of approximately $3.6 billion to $4.4 billion with a midpoint of $4.0 billion. Presently, approximately 65% of the midpoint of the Company's revenue guidance is covered by the Company's current backlog, in line with our fiscal 2024 revenue coverage at the same time period last year.
•Adjusted EBITDA4 of approximately $160 million to $200 million with a midpoint of $180 million.
•Annual recurring revenue ("ARR") of about $145 million by the end of fiscal year 2025.
The foregoing Fiscal Year 2025 Outlook statements represent management's current best estimate as of the date of this release. Actual results may differ materially depending on a number of factors. Investors are urged to read the Cautionary Note Regarding Forward-Looking Statements included in this release. Management does not assume any obligation to update these estimates.
"Our record financial results for 2024 are a testament to our team's dedication, operational efficiency, and commitment to delivering value to our stakeholders as we achieved our highest ever revenue and profitability, marking a significant milestone in the Company's growth trajectory. Furthermore, we had our second consecutive quarter of signing more than $1 billion of new orders, which brought our backlog to $4.5 billion, underscoring the market's strong confidence in our energy storage solutions," said Julian Nebreda, the Company’s President and Chief Executive Officer. "As we look forward, we see unprecedented demand for battery energy storage solutions across the world, driven principally by the U.S. market. We believe we are well positioned to continue capturing this market with our best-in-class domestic content offering which utilizes U.S. manufactured battery cells."
"We are pleased with our strong fiscal year-end performance, achieving record revenue growth, robust margin expansion and free cash flow. We also generated positive net income for the first time," said Ahmed Pasha, Chief Financial Officer. "With backlog and development pipeline at record levels, we enter fiscal 2025 poised for sustained profitable growth."
Share Count
The shares of the Company’s common stock as of September 30, 2024 are presented below:

Common Shares
Class B-1 common stock held by AES Grid Stability, LLC	51,499,195
Class A common stock held by Siemens AG	39,738,064
Class A common stock held by SPT Invest Management, Sarl	11,761,131
Class A common stock held by Qatar Holding LLC	14,668,275
Class A common stock held by public	63,254,327
Total Class A and Class B-1 common stock outstanding	180,920,992
Conference Call Information
The Company will conduct a teleconference starting at 8:30 a.m. EST on Tuesday, November 26, 2024, to discuss the fourth quarter and full fiscal year 2024 financial results. To participate, analysts are required to register by clicking Fluence Energy Inc. Q4 Earnings Call Registration Link. Once registered, analysts will be issued a unique PIN number and dial-in number. Analysts are encouraged to register at least 15 minutes before the scheduled start time.
General audience participants, and non-analysts are encouraged to join the teleconference in a listen-only mode at: Fluence Energy Inc. Q4 Listen Only - Webcast, or on http://fluenceenergy.com by selecting Investors, News & Events, and Events & Presentations. Supplemental materials that may be referenced during the teleconference will be available at: http://fluenceenergy.com, by selecting Investors, News & Events, and Events & Presentations.
A replay of the conference call will be available after 1:00 p.m. EST on Tuesday, November 26, 2024. The replay will be available on the Company’s website at http://fluenceenergy.com by selecting Investors, News & Events, and Events & Presentations.

Non-GAAP Financial Measures
We present our operating results in accordance with accounting principles generally accepted in the U.S. (“GAAP”). We believe certain financial measures, such as Adjusted EBITDA, Adjusted Gross Profit, Adjusted Gross Profit Margin, and Free Cash Flow, which are non-GAAP measures, provide users of our financial statements with supplemental information that may be useful in evaluating our operating performance. We believe that such non-GAAP measures, when read in conjunction with our operating results presented under GAAP, can be used to better assess our performance from period to period and relative to performance of other companies in our industry, without regard to financing methods, historical cost basis or capital structure. Such non-GAAP measures should be considered as a supplement to, and not as a substitute for, financial measures prepared in accordance with GAAP. These measures have limitations as analytical tools, including that other companies, including companies in our industry, may calculate these measures differently, reducing their usefulness as comparative measures.
Adjusted EBITDA is calculated from the consolidated statements of operations using net income (loss) adjusted for (i) interest income, net, (ii) income taxes, (iii) depreciation and amortization, (iv) stock-based compensation, and (v) other non-recurring income or expenses. Adjusted EBITDA also includes amounts impacting net income related to estimated payments due to related parties pursuant to the Tax Receivable Agreement, dated October 27, 2021, by and among Fluence Energy, Inc., Fluence Energy, LLC, Siemens Industry, Inc. and AES Grid Stability, LLC (the “Tax Receivable Agreement”).
Adjusted Gross Profit is calculated using gross profit, adjusted to exclude (i) stock-based compensation expenses, (ii) amortization, and (iii) other non-recurring income or expenses. Adjusted Gross Profit Margin is calculated using Adjusted Gross Profit divided by total revenue.
Free Cash Flow is calculated from the consolidated statements of cash flows and is defined as net cash provided by (used in) operating activities, less purchase of property and equipment made in the period. We expect our Free Cash Flow to fluctuate in future periods as we invest in our business to support our plans for growth. Limitations on the use of Free Cash Flow include (i) it should not be inferred that the entire Free Cash Flow amount is available for discretionary expenditures (for example, cash is still required to satisfy other working capital needs, including short-term investment policy, restricted cash, and intangible assets); (ii) Free Cash Flow has limitations as an analytical tool, and it should not be considered in isolation or as a substitute for analysis of other GAAP financial measures, such as net cash provided by operating activities; and (iii) this metric does not reflect our future contractual commitments.
Please refer to the reconciliations of the non-GAAP financial measures to their most directly comparable GAAP financial measures included in this press release and the accompanying tables contained at the end of this release.
The Company is not able to provide a quantitative reconciliation of full fiscal year 2025 Adjusted EBITDA to GAAP Net Income (Loss) on a forward-looking basis within this press release because of the uncertainty around certain items that may impact Adjusted EBITDA, including stock compensation and restructuring expenses, that are not within our control or cannot be reasonably predicted without unreasonable effort.
About Fluence
Fluence Energy, Inc. (Nasdaq: FLNC) is a global market leader delivering intelligent energy storage and optimization software for renewables and storage. The Company's solutions and operational services are helping to create a more resilient grid and unlock the full potential of renewable portfolios. With gigawatts of projects successfully contracted, deployed and under management across nearly 50 markets, the Company is transforming the way we power our world for a more sustainable future.
For more information, visit our website, or follow us on LinkedIn or X. To stay up to date on the latest industry insights, sign up for Fluence's Full Potential Blog.
Cautionary Note Regarding Forward-Looking Statements

The statements contained in this press release and statements that are made on our earnings call that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, statements set forth above under “Fiscal Year 2025 Outlook,” and other statements regarding the Company's future financial and operational performance, future market and industry growth and related opportunities for the Company, anticipated Company growth and business strategy, including future incremental working capital and capital opportunities, liquidity and access to capital and cash flows, demand for electricity and impact to energy storage, demand for the Company's energy storage solutions, services, and digital applications offerings, our positioning to capture market share with domestic content offering and future offerings, expected impact and benefits from the Inflation Reduction Act of 2022 and U.S. Treasury domestic content guidelines on us and on our customers, anticipated timeline of U.S. battery module production and timing of our domestic content offering, expectations relating to our contracting manufacturing capacity, potential impact to tariffs, related policies, and regulations from the change in political administration, new products and solutions and product innovation, relationships with new and existing customers and suppliers, expectations relating to backlog, pipeline, and contracted backlog, future revenue recognition, future results of operations, future capital expenditures and debt service obligations, and projected costs, beliefs, assumptions, prospects, plans and objectives of management. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. When used in this press release, words such as “may,” “possible,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” "commits", “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions and variations thereof and similar words and expressions are intended to identify such forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.
The forward-looking statements contained in this press release are based on our current expectations and beliefs concerning future developments, as well as a number of assumptions concerning future events, and their potential effects on our business. These forward-looking statements are not guarantees of performance, and there can be no assurance that future developments affecting our business will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, which include, but are not limited to, our relatively limited operating and revenue history as an independent entity and the nascent clean energy industry; anticipated increasing expenses in the future and our ability to maintain prolonged profitability; fluctuations of our order intake and results of operations across fiscal periods; potential difficulties in maintaining manufacturing capacity and establishing expected mass manufacturing capacity in the future; risks relating to delays, disruptions, and quality control problems in our manufacturing operations; risks relating to quality and quantity of components provided by suppliers; risks relating to our status as a relatively low-volume purchaser as well as from supplier concentration and limited supplier capacity; risks relating to operating as a global company with a global supply chain; changes in the global trade environment; changes in the cost and availability of raw materials and underlying components; failure by manufacturers, vendors, and suppliers to use ethical business practices and comply with applicable laws and regulations; significant reduction in pricing or order volume or loss of one or more of our significant customers or their inability to perform under their contracts; risks relating to competition for our offerings and our ability to attract new customers and retain existing customers; ability to maintain and enhance our reputation and brand recognition; ability to effectively manage our recent and future growth and expansion of our business and operations; our growth depends in part on the success of our relationships with third parties; ability to attract and retain highly qualified personnel; risks associated with engineering and construction, utility interconnection, commissioning and installation of our energy storage solutions and products, cost overruns, and delays; risks relating to lengthy sales and installation cycle for our energy storage solutions; risks related to defects, errors, vulnerabilities and/or bugs in our products and technology; risks relating to estimation uncertainty related to our product warranties; fluctuations in currency exchange rates; risks related to our current and planned foreign operations; amounts included in our pipeline and contracted backlog may not result in actual revenue or translate into profits; risks related to acquisitions we have made or that we may pursue; events and incidents relating to storage, delivery, installation, operation, maintenance and shutdowns of our products; risks relating to our impacts to our customer relationships due to events and incidents during the project lifecycle of an energy storage solution; actual or threatened health epidemics, pandemics or similar public health threats; ability to obtain financial assurances for our projects; risks relating to whether renewable energy technologies are suitable for widespread adoption or if sufficient demand for our offerings do not develop or takes longer to develop than we anticipate; estimates on size of our total addressable market; risks relating to the cost of electricity available from alternative sources; macroeconomic uncertainty and market conditions; risk relating to interest rates or a reduction in the availability of tax equity or project debt capital in the global financial markets and corresponding effects on customers’ ability to finance energy storage systems and demand for our energy storage solutions; decline in public acceptance of renewable energy, or delay, prevent, or increase in the cost of customer projects; severe weather events; increased attention to ESG matters; restrictions set forth in our current credit agreement and future debt agreements; uncertain ability to raise additional capital to execute on business opportunities; ability to obtain, maintain and enforce proper protection for our intellectual property, including our technology; threat of lawsuits by third parties alleging intellectual property violations; adequate protection for our trademarks and trade names; ability to enforce our intellectual property rights; risks relating to our patent portfolio; ability to effectively protect data integrity of our technology infrastructure and other business systems; use of open-source software; failure to comply with third party license or technology agreements; inability to license rights to use technologies on reasonable terms; risks relating to compromises, interruptions, or shutdowns of our systems; barriers arising from current electric utility industry policies and regulations and any subsequent changes; reduction, elimination, or expiration of government incentives or regulations regarding renewable energy; potential changes in tax laws or regulations; risks relating to environmental, health, and safety laws and potential obligations, liabilities and costs thereunder; failure to comply with data privacy and data security laws, regulations and industry standards; risks relating to potential future legal proceedings, regulatory disputes, and governmental inquiries; risks related to ownership of our Class A common stock; risks related to us being a “controlled company” within the meaning of the NASDAQ rules; risks relating to the terms of our amended and restated certificate of incorporation and amended and restated bylaws; risks relating to our relationship with our Founders and Continuing Equity Owners; risks relating to conflicts of interest by our officers and directors due to positions with Continuing Equity Owners; risks related to short-seller activists; we depend on distributions from Fluence Energy, LLC to pay our taxes and expenses and Fluence Energy, LLC’s ability to make such distributions may be limited or restricted in certain scenarios; risks arising out of the Tax Receivable Agreement; unanticipated changes in effective tax rates or adverse outcomes resulting from examination of tax returns; risks relating to improper and ineffective internal control over reporting to comply with Sarbanes-Oxley Act; risks relating to changes in accounting principles or their applicability to us; risks relating to estimates or judgments relating to our critical accounting policies; and other factors set forth under Item 1A.“Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended September 30, 2024, to be filed with the Securities and Exchange Commission (“SEC”), and in other filings we make with the SEC from time to time. New risks and uncertainties emerge from time to time and it is not possible for us to predict all such risk factors, nor can we assess the effect of all such risk factors on our business or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. You are cautioned not to place undue reliance on any forward-looking statements made in this press release. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that occur, or which we become aware of, after the date hereof, except as otherwise may be required by law.
Contacts
Analyst
Lexington May, Vice President, Finance & Investor Relations
+1 713-909-5629
Email : InvestorRelations@fluenceenergy.com

Media
Email: media.na@fluenceenergy.com

FLUENCE ENERGY, INC.
CONSOLIDATED BALANCE SHEETS
(U.S. Dollars in Thousands, except share and per share amounts)

	September 30,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$448,685	$345,896
Restricted cash	46,089	106,835
Trade receivables, net	216,458	103,397
Unbilled receivables	172,115	192,064
Receivables from related parties	362,523	58,514
Advances to suppliers	174,532	107,947
Inventory, net	182,601	224,903
Current portion of notes receivable - pledged as collateral	30,921	24,330
Other current assets	46,519	31,074
Total current assets	1,680,443	1,194,960
Non-current assets:
Property and equipment, net	15,350	12,771
Intangible assets, net	60,002	55,752
Goodwill	27,482	26,020
Deferred income tax asset, net	8,880	86
Note receivable - pledged as collateral	—	30,921
Other non-current assets	110,031	31,639
Total non-current assets	221,745	157,189
Total assets	$1,902,188	$1,352,149
Liabilities, and stockholders’ equity
Current liabilities:
Accounts payable	$436,744	$65,376
Deferred revenue	274,499	273,164
Deferred revenue with related parties	38,162	110,274
Current portion of borrowings against note receivable - pledged as collateral	30,360	22,539
Personnel related liabilities	58,584	52,174
Accruals and provisions	338,311	175,960
Taxes payable	57,929	29,465
Other current liabilities	24,246	16,711
Total current liabilities	1,258,835	745,663
Non-current liabilities:
Deferred income tax liability	7,114	4,794
Borrowings against note receivable - pledged as collateral	—	28,024
Other non-current liabilities	29,100	17,338
Total non-current liabilities	36,214	50,156
Total liabilities	1,295,049	795,819
Commitments and Contingencies (Note 14)
Stockholders’ equity:
Preferred stock, $0.00001 per share, 10,000,000 share authorized; no shares issued and outstanding as of September 30, 2024 and 2023	—	—
Class A common stock, $0.00001 par value per share, 1,200,000,000 shares authorized; 130,207,845 shares issued and 129,421,797 shares outstanding as of September 30, 2024; 119,593,409 shares issued and 118,903,435 shares outstanding as of September 30, 2023	1	1
Class B-1 common stock, $0.00001 par value per share, 134,325,805 shares authorized; 51,499,195 shares issued and outstanding as of September 30, 2024; $0.00001 par value per share, 200,000,000 shares authorized; 58,586,695 shares issued and outstanding as of September 30, 2023	—	—
Class B-2 common stock, $0.00001 par value per share, 200,000,000 shares authorized; no shares issued and outstanding as of September 30, 2024 and 2023	—	—

Treasury stock, at cost	(9,460)	(7,797)
Additional paid-in capital	634,851	581,104
Accumulated other comprehensive (loss) income	(1,840)	3,202
Accumulated deficit	(151,448)	(174,164)
Total stockholders’ equity attributable to Fluence Energy, Inc.	472,104	402,346
Non-controlling interest	135,035	153,984
Total stockholders’ equity	607,139	556,330
Total liabilities, stockholders’ equity	$1,902,188	$1,352,149

FLUENCE ENERGY, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(U.S. Dollars in Thousands, except share and per share amounts)

	Fiscal Year Ended September 30,
	2024	2023	2022
Revenue	$1,601,563	$1,564,169	$552,271
Revenue from related parties	1,096,999	653,809	646,332
Total revenue	2,698,562	2,217,978	1,198,603
Cost of goods and services	2,357,482	2,077,023	1,260,957
Gross profit (loss)	341,080	140,955	(62,354)
Operating expenses:
Research and development	66,195	66,307	60,142
Sales and marketing	63,842	41,114	37,207
General and administrative	172,996	136,308	116,710
Depreciation and amortization	11,426	9,835	7,108
Interest income, net	(5,676)	(5,388)	(326)
Other (income) expense, net	(7,276)	(6,952)	4,625
Income (loss) before income taxes	39,573	(100,269)	(287,820)
Income tax expense	9,206	4,549	1,357
Net income (loss)	$30,367	$(104,818)	$(289,177)
Net income (loss) attributable to non-controlling interest	$7,651	$(35,198)	$(184,692)
Net income (loss) attributable to Fluence Energy, Inc.	$22,716	$(69,620)	$(104,485)

Weighted average number of Class A common shares outstanding
Basic	126,180,011	116,448,602	69,714,054
Diluted	184,034,832	116,448,602	69,714,054
Income (loss) per share of Class A common stock
Basic	$0.18	$(0.60)	$(1.50)
Diluted	$0.13	$(0.60)	$(1.50)

FLUENCE ENERGY, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(U.S. Dollars in Thousands, except share and per share amounts)
(UNAUDITED)

	Three Months Ended September 30
	2024	2023	2022
Revenue	$745,438	$521,802	$293,420
Revenue from related parties	482,710	151,180	148,562
Total revenue	1,228,148	672,982	441,982
Cost of goods and services	1,070,679	596,699	431,242
Gross profit	157,469	76,283	10,740
Operating expenses:
Research and development	18,352	14,676	17,915
Sales and marketing	22,571	11,815	9,559
General and administrative	46,094	35,118	32,938
Depreciation and amortization	2,837	2,475	2,216
Interest income, net	(1,122)	(1,137)	(1,175)
Other (income) expense, net	(6,865)	1,912	3,622
Income (loss) before income taxes	75,602	11,424	(54,335)
Income tax expense	7,878	6,607	1,850
Net income (loss)	$67,724	$4,817	$(56,185)
Net income (loss) attributable to non-controlling interest	19,881	1,588	(19,036)
Net income (loss) attributable to Fluence Energy, Inc.	$47,843	$3,229	$(37,149)

Weighted average number of Class A common shares outstanding
Basic	128,879,394	118,599,185	114,452,470
Diluted	184,492,220	183,693,827	114,452,470
Income (loss) per share of Class A common stock
Basic	$0.37	$0.03	$(0.32)
Diluted	$0.34	$0.02	$(0.32)

FLUENCE ENERGY, INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(U.S. Dollars in Thousands, except share and per share amounts)

	Fiscal Year Ended September 30,
	2024	2023	2022
Net income (loss)	$30,367	$(104,818)	$(289,177)

(Loss) gain on foreign currency translation, net of tax	(598)	586	5,091
Loss on cash flow hedges, net of tax	(6,276)	—	—
Actuarial (loss) gain on pension liabilities, net of tax	(211)	15	251
Total other comprehensive (loss) income	(7,085)	601	5,342
Total comprehensive income (loss)	$23,282	$(104,217)	$(283,835)
Comprehensive income (loss) attributable to non-controlling interest	$5,608	$(35,015)	$(182,345)
Total comprehensive income (loss) attributable to Fluence Energy, Inc.	$17,674	$(69,202)	$(101,490)

	Three Months Ended September 30,
	2024	2023	2022
Net income (loss)	$67,724	$4,817	$(56,185)

(Loss) gain on foreign currency translation, net of tax	(170)	562	3,181
Loss on cash flow hedges, net of tax	(4,393)	—	—
Actuarial (loss) gain on pension liabilities, net of tax	(211)	15	251
Total other comprehensive (loss) income	(4,774)	577	3,432
Total comprehensive income (loss)	$62,950	$5,394	$(52,753)
Comprehensive income (loss) attributable to non-controlling interest	$18,519	$1,778	$(17,875)
Total comprehensive income (loss) attributable to Fluence Energy, Inc.	$44,431	$3,616	$(34,878)

FLUENCE ENERGY, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(U.S. Dollars in Thousands)

	Fiscal Year Ended September 30,
	2024	2023	2022
Operating activities
Net income (loss)	$30,367	$(104,818)	$(289,177)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	14,482	10,665	7,108
Amortization of debt issuance costs	3,091	914	778
Inventory provision (recovery)	23,972	(1,029)	2,529
Stock-based compensation	23,855	26,920	44,131
Deferred income taxes	(6,719)	2,542	516
Changes in operating assets and liabilities:
Trade receivables	(114,577)	(13,397)	(29,161)
Unbilled receivables	24,747	(50,503)	(36,550)
Receivables from related parties	(303,963)	53,611	(78,666)
Advances to suppliers	(64,258)	(36,490)	(45,024)
Inventory	21,731	432,767	(265,477)
Other current assets	(10,986)	(36,828)	1,364
Other non-current assets	(28,100)	(16,632)	(35,208)
Accounts payable	370,124	(242,268)	150,507
Deferred revenue with related parties	(72,201)	(191,431)	80,575
Deferred revenue	(9,796)	(6,934)	201,028
Current accruals and provisions	160,206	(12,360)	(2,522)
Taxes payable	22,799	15,753	(1,779)
Other current liabilities	18,185	39,467	6,362
Other non-current liabilities	(23,274)	18,124	(3,719)
Insurance proceeds received	—	—	10,000
Net cash provided by (used in) operating activities	79,685	(111,927)	(282,385)
Investing activities
Purchase of equity securities	—	—	(1,124)
Proceeds from maturities of short-term investments	—	111,674	—
Purchases of short-term investments	—	—	(110,144)
Payments for purchase of investment in joint venture	—	(5,013)	—
Capital expenditures on software	(10,860)	(9,235)	—
Payments for acquisition of businesses, net of cash acquired	—	—	(29,215)
Purchase of property and equipment	(8,115)	(2,989)	(7,934)
Net cash (used in) provided by investing activities	(18,975)	94,437	(148,417)
Financing activities
Repayment of promissory notes – related parties	—	—	(50,000)
Repayment of line of credit	—	—	(50,000)
Proceeds from borrowing against note receivable - pledged as collateral	—	48,176	—
Class A common stock withheld related to settlement of employee taxes for stock-based compensation awards	(1,663)	(2,784)	(5,013)
Proceeds from exercise of stock options	5,335	7,203	3,103
Payment of transaction costs related to issuance of Class B membership units	—	—	(6,320)
Payments of debt issuance costs	(8,456)	—	(3,375)
Proceeds from issuance of Class A common stock sold in an IPO, net of underwriting discounts and commissions	—	—	935,761

Payments of deferred equity issuance cost	—	—	(7,103)
Payments for acquisitions	(3,892)	—	—
Net cash (used in) provided by financing activities	(8,676)	52,595	817,053
Effect of exchange rate changes on cash and cash equivalents	3,941	(2,095)	5,401
Net increase (decrease) in cash and cash equivalents	55,975	33,010	391,652
Cash, cash equivalents, and restricted cash as of the beginning of the period	462,731	429,721	38,069
Cash, cash equivalents, and restricted cash as of the end of the period	$518,706	$462,731	$429,721
Supplemental disclosure of cash flow information
Interest paid	$3,022	$2,336	$1,127
Cash paid for income taxes	$2,661	$1,240	$2,068
Reclassifications

Certain prior period amounts have been reclassified to conform to the current period presentation.
Accounts payable with related parties of $2.5 million and Accruals with related parties of $3.7 million as of September 30, 2023, were reclassified from Deferred revenue and payables with related parties to Accounts payable and Accruals and provisions, respectively, on the consolidated balance sheet. The reclassification had no impact on the total current liabilities for any period presented. Corresponding reclassifications were also reflected on the consolidated statement of cash flows for the fiscal year ended September 30, 2023 and 2022. The reclassifications had no impact on cash provided by (used in) operations for the period presented.
Provision on loss contracts, net of $6.1 million and $30.0 million for the fiscal years ended September 30, 2023 and 2022, respectively, was reclassified to current accruals and provisions on the consolidated statement of cash flows. The reclassification had no impact on cash provided by (used in) operations for the period presented.

FLUENCE ENERGY, INC.
KEY OPERATING METRICS (UNAUDITED)
The following tables present our key operating metrics for the fiscal years ended September 30, 2024 and 2023. The tables below present the metrics in either Gigawatts (GW) or Gigawatt hours (GWh). Our key operating metrics focus on project milestones to measure our performance and designate each project as either “deployed”, “assets under management”, “contracted backlog”, or “pipeline”.

	Fiscal Year Ended September 30,		Change	Change %
	2024	2023
Energy Storage Products
Deployed (GW)	5.0	3.0	2.0	66.7%
Deployed (GWh)	12.8	7.2	5.6	77.8%
Contracted backlog (GW)	7.5	4.6	2.9	63.0%
Pipeline (GW)	25.8	12.2	13.6	111.5%
Pipeline (GWh)	80.5	34.2	46.3	135.4%

(amounts in GW)	Fiscal Year Ended September 30,		Change	Change %
	2024	2023
Service Contracts
Assets under management	4.3	2.8	1.5	53.6%
Contracted backlog	4.1	2.9	1.2	41.4%
Pipeline	25.6	13.7	11.9	86.9%

(amounts in GW)	Fiscal Year Ended September 30,		Change	Change %
	2024	2023
Digital Contracts
Assets under management	18.3	15.5	2.8	18.1%
Contracted backlog	10.6	6.8	3.8	55.9%
Pipeline	64.5	24.4	40.1	164.3%

The following table presents our order intake for the three months and fiscal years ended September 30, 2024 and 2023. The table is presented in Gigawatts (GW):

(amounts in GW)	Three Months Ended September 30,				Fiscal Year Ended September 30,
	2024	2023	Change	Change %	2024	2023	Change	Change %
Energy Storage Products
Contracted	1.4	0.6	0.8	133%	5.2	2.2	3.0	136.4%
Service Contracts
Contracted	1.0	0.6	0.4	67%	3.0	1.8	1.2	66.7%
Digital Contracts
Contracted	4.5	1.8	2.7	150%	8.6	6.2	2.4	38.7%

Deployed
Deployed represents cumulative energy storage products and solutions that have achieved substantial completion and are not decommissioned. Deployed is monitored by management to measure our performance towards achieving project milestones.
Assets Under Management
Assets under management for service contracts represents our long-term service contracts with customers associated with our completed energy storage system products and solutions. We start providing maintenance, monitoring, or other operational services after the storage product projects are completed. In some cases, services may be commenced for energy storage solutions prior to achievement of substantial completion. This is not limited to energy storage solutions delivered by Fluence. Assets under management for digital software represents contracts signed and active (post go live). Assets under management serves as an indicator of expected revenue from our customers and assists management in forecasting our expected financial performance.
Contracted Backlog
For our energy storage products and solutions contracts, contracted backlog includes signed customer orders or contracts under execution prior to when substantial completion is achieved. For service contracts, contracted backlog includes signed service agreements associated with our storage product projects that have not been completed and the associated service has not started. For digital applications contracts, contracted backlog includes signed agreements where the associated subscription has not started.
We cannot guarantee that our contracted backlog will result in actual revenue in the originally anticipated period or at all. Contracted backlog may not generate margins equal to our historical operating results. We have only recently begun to track our contracted backlog on a consistent basis as performance measures, and as a result, we do not have significant experience in determining the level of realization that we will achieve on these contracts. Our customers may experience project delays or cancel orders as a result of external market factors and economic or other factors beyond our control. If our contracted backlog fails to result in revenue as anticipated or in a timely manner, we could experience a reduction in revenue, profitability, and liquidity.
Contracted/Order Intake
Contracted, which we use interchangeably with “order intake”, represents new energy storage product and solutions contracts, new service contracts and new digital contracts signed during each period presented. We define “Contracted” as a firm and binding purchase order, letter of award, change order or other signed contract (in each case an “Order”) from the customer that is received and accepted by Fluence. Our order intake is intended to convey the dollar amount and gigawatts (operating measure) contracted in the period presented. We believe that order intake provides useful information to investors and management because the order intake provides visibility into future revenue and enables evaluation of the effectiveness of the Company’s sales activity and the attractiveness of its offerings in the market.
Pipeline
Pipeline represents our uncontracted, potential revenue from energy storage products and solutions, service, and digital software contracts, which have a reasonable likelihood of contract execution within 24 months. Pipeline is an internal management metric that we construct from market information reported by our global sales force. Pipeline is monitored by management to understand the anticipated growth of our Company and our estimated future revenue related to customer contracts for our battery-based energy storage products and solutions, services and digital software.
We cannot guarantee that our pipeline will result in actual revenue in the originally anticipated period or at all. Pipeline may not generate margins equal to our historical operating results. We have only recently begun to track our pipeline on a consistent basis as performance measures, and as a result, we do not have significant experience in determining the level of realization that we will achieve on these contracts. Our customers may experience project delays or cancel orders as a result of external market factors and economic or other factors beyond our control. If our pipeline fails to result in revenue as anticipated or in a timely manner, we could experience a reduction in revenue, profitability, and liquidity.
Annual Recurring Revenue (ARR)
ARR represents the net annualized contracted value including software subscriptions including initial trial, licensing, long term service agreements, and extended warranty agreements as of the reporting period. ARR excludes one-time fees, revenue share or other revenue that is non-recurring and variable. The Company believes ARR is an important operating metric as it provides visibility to future revenue. It is important to management to increase this visibility as we continue to expand. ARR is not a forecast of future revenue and should be viewed independently of revenue and deferred revenue as ARR is an operating metric and is not intended to replace these items.

FLUENCE ENERGY, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (UNAUDITED)

The following tables present our non-GAAP measures for the periods indicated.

($ in thousands)	Three Months Ended September 30,		Change	Change %	Fiscal Year Ended September 30,		Change	Change %
	2024	2023			2024	2023
Net income (loss)	$67,724	$4,817	$62,907	1306%	$30,367	$(104,818)	$135,185	129%
Add (deduct):
Interest income, net	(1,122)	(1,137)	15	(1)%	(5,676)	(5,388)	(288)	5%
Income tax expense	7,878	6,607	1,271	19%	9,206	4,549	4,657	102%
Depreciation and amortization	4,088	2,814	1,274	45%	14,482	10,665	3,817	36%
Stock-based compensation(a)	5,469	5,503	(34)	(1)%	23,875	26,920	(3,045)	(11)%
Other non-recurring expenses(b)	2,835	1,245	1,590	128%	5,852	6,684	(832)	(12)%
Adjusted EBITDA	$86,872	$19,849	$67,023	338%	$78,106	$(61,388)	$139,494	227%
(a) Includes incentive awards that will be settled in shares and incentive awards that will be settled in cash.
(b) Amount for the three months ended September 30, 2024 includes approximately $1.3 million in costs related to Amendment No. 3 to the ABL Credit Agreement and $1.5 million in expenses related to the Tax Receivable Agreement. Amount for the fiscal year ended September 30, 2024 includes approximately $2.5 million in costs related to the termination of the Revolver and Amendment No. 3 to the ABL Credit Agreement, $1.5 million in expenses related to the Tax Receivable Agreement, $1.0 million in severance costs related to restructuring and $0.8 million in costs related to the secondary offering completed in December 2023. Amount for the three months and the fiscal year ended September 30, 2023 includes approximately $1.2 million and $6.7 million, respectively, in severance costs and consulting fees related to the restructuring plan from November 2022.

($ in thousands)	Three Months Ended September 30,		Change	Change %	Fiscal Year Ended September 30,		Change	Change %
	2024	2023			2024	2023
Total revenue	$1,228,148	$672,982	$555,166	82%	$2,698,562	$2,217,978	$480,584	22%
Cost of goods and services	1,070,679	596,699	473,980	79%	2,357,482	2,077,023	280,459	14%
Gross profit	157,469	76,283	81,186	106%	341,080	140,955	200,125	142%
Gross profit margin %	12.8%	11.3%			12.6%	6.4%
Add:
Stock-based compensation(a)	876	800	76	10%	4,080	4,164	(84)	(2)%
Amortization(b)	920	339	581	171%	2,696	830	1,866	225%
Other non-recurring expenses(c)	—	510	(510)	(100)%	—	946	(946)	(100)%
Adjusted Gross Profit	$159,265	$77,932	$81,333	104%	$347,856	$146,895	$200,961	137%
Adjusted Gross Profit Margin %	13.0%	11.6%			12.9%	6.6%
(a) Includes incentive awards that will be settled in shares and incentive awards that will be settled in cash.
(b) Amount related to amortization of capitalized software included in cost of goods and services.
(c) Amount for the three months and the fiscal year ended September 30, 2023 includes $0.5 million and $0.9 million, respectively, in severance costs related to the restructuring plan from November 2022.

($ in thousands)	Fiscal Year Ended September 30,		Change	Change %
	2024	2023
Net cash provided by (used in) operating activities	$79,685	$(111,927)	$191,612	171%
Less: Purchase of property and equipment	(8,115)	(2,989)	(5,126)	171%
Free Cash Flow	$71,570	$(114,916)	$186,486	162%